Exhibit 99.1

Pacer International Announces New Arrangements with Union Pacific and

Reports Third Quarter 2009 Results

CONCORD, California - (BUSINESS WIRE) - November 3, 2009 - Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today announced that it has entered into new arrangements with Union Pacific Railroad (UP) that will further accelerate Pacer’s transformation into a fully-integrated door-to-door intermodal service provider. In addition, Pacer reported today its financial results for the three- and nine-month periods ending September 30, 2009.

NEW ARRANGEMENTS BETWEEN PACER AND UNION PACIFIC

•	Multi-year arrangements provide continued access to the entire UP intermodal rail network and establishes a new rate structure.

•	Pacer increases focus on door-to-door integrated intermodal services with seamless coordination and control of equipment, technology, and service delivery.

•	Pacer’s full portfolio of intermodal, trucking, and logistics services is positioned to meet shipper requirements.

“We are delighted to announce that Pacer and UP have entered into new multi-year arrangements that provide Pacer with continued access to the entire UP network,” said Michael E. Uremovich, Chairman and CEO of Pacer. “This is a significant positive development for Pacer and our customers. The direct beneficiaries of the arrangements are companies seeking door-to-door intermodal services who demand a higher degree of service delivery integration and greater efficiency.”

The new arrangements provide Pacer with continued access to the entire UP intermodal network, featuring a multi-year line-haul services extension that replaces the parties’ current terms for domestic big-box shipments that were to expire in 2011. In addition, it resolves outstanding claims between Pacer and UP relating to domestic container transportation, facilitates a more efficient equipment model through a fleet sharing arrangement that provides customers access to equipment of both companies, and allows Pacer to strategically focus on its direct-to-customer intermodal service offering. The multi-faceted arrangements form a firm foundation for intermodal service growth by both organizations.

Pacer will utilize the $30 million cash payment received in connection with the new arrangements to reduce outstanding debt under its revolving credit facility, a reduction of nearly 50 percent, providing the Company with additional availability under the facility.

The increased focus on high-value door-to-door service is expected to result in long-term benefits for Pacer, though a substantial reduction in revenues from third-party ramp-to-ramp services is anticipated due to the new arrangements’ terms and conditions.

“Pacer’s strategy recognizes that shippers favor direct control over each element of the transportation process. This is an exciting and dynamic time because intermodal has emerged as a key growth sector in the transportation industry. We are positioned for growth as one of the largest intermodal services providers with the most diverse container fleet in North America and focused on what the customer demands - seamless coordination and control of equipment, technology, and service delivery,” said Uremovich.

Exh. 99.1 – page 1

“We continue to offer our premier array of transportation and logistics services, through our cartage, highway, warehousing, and ocean carrier and freight forwarding businesses; and we continue to dedicate ourselves to delivering the very highest service with confidence every day,” said Uremovich.

Pacer will discuss its new arrangements during its earnings call that is scheduled for Wednesday, November 4th at 8 a.m. ET. Details for analysts who would like to participate in the call are below.

THIRD QUARTER FINANCIAL RESULTS

•	Revenues decreased $139.1 million to $418.7 million compared to $557.8 million for the quarter ended September 19, 2008.

•	Income from operations declined $28.6 million to an income of $0.7 million compared to an income of $29.3 million in the 2008 quarter.

•	Net income declined from $20.8 million in the 2008 quarter to a net income of $0.6 million in the 2009 quarter.

•

During the quarter the Company completed an amendment to its credit agreement, closed the sale of certain assets of its truck services unit and recorded a gain of $1.4 million on the transaction in Selling, General and Administrative Expenses. In addition, it continued its cost cutting efforts during the quarter with a reduction of 253 people and recorded $2.0 million in severance expense.

********

•

Intermodal segment income from operations decreased $30.0 million from the 2008 quarter to an income of $4.9 million compared to an income of $34.9 million in the 2008 quarter. Volumes showed improvement from the second quarter of 2009, especially automotive volumes, but are still below the 2008 quarter. Results include $1.0 million for severance expense.

•

Logistics segment income from operations declined $1.9 million to a loss of $0.2 million compared to an income of $1.7 million in the 2008 quarter. Losses at the truck services unit were the primary cause of the decrease.

•	SG&A expenses declined by $8.9 million due in part to the Company’s continued cost reduction programs.

•	Sale of Truck Services - On August 17, 2009, the Company sold certain assets of its truck services business to Universal Truckload Services, Inc. and UTS Leasing, Inc.

“We are very pleased with our progress and return to profitability in the third quarter given the transportation markets and overall economic conditions remained extremely challenging,” said Brian C. Kane, Chief Financial Officer of Pacer. “We successfully amended and extended our credit facility and closed the sale of certain assets of Pacer Transport, our flatbed and heavy haul truck services company, during the

Exh. 99.1 – page 2

quarter. We also implemented a number of additional organizational initiatives that we believe will further improve our operational execution and the focus on our door-to-door integrated intermodal product while reducing our costs. Though we remain in challenging economic times, we are very encouraged by our financial and organizational progress during the third quarter and by our new arrangements with UP which will allow us to continue to deliver unparalleled value to our customers.”

YEAR-TO-DATE FINANCIAL RESULTS

•	Revenues for the nine months ended September 30, 2009 decreased $423.2 million to $1,154.0 million compared to $1,577.2 million for the nine months ended September 19, 2008.

•

Income from operations, which includes a $200.4 million pre-tax, non-cash goodwill impairment charge (of which $31.4 million related to our logistics segment and $169.0 million related to our intermodal segment), was a loss of $234.2 million compared to income of $75.3 million in the 2008 period. Excluding the first quarter impairment charge, income from operations was a loss of $33.8 million. Included in income from operations in the 2009 period is $4.3 million for severance expense.

•

Net income declined from $47.6 million in the 2008 period to a net loss of $184.1 million, or $5.30 per diluted share, in the 2009 period. Net income includes the impact of the goodwill impairment charge ($161.2 million after-tax, or $4.64 per share). Excluding the impairment charge, net income was a loss of $22.9 million, or $0.66 per diluted share.

********

•

Intermodal segment income from operations decreased $281.3 million from the 2008 period to a loss of $184.5 million (including a $169.0 million goodwill impairment charge) compared to an operating income of $96.8 million in the 2008 period. Excluding the impairment charge, the intermodal segment recorded a $15.5 million operating loss.

•

Logistics segment income from operations decreased $35.6 million to a loss of $36.3 million (including a $31.4 million goodwill impairment charge) compared to a loss of $0.7 million in the 2008 period. Excluding the impairment charge, the logistics segment recorded a $4.9 million operating loss due primarily to our truck services unit.

•	SG&A expenses declined by $13.3 million due in part to the Company’s continued cost reduction programs.

Note: A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 8:00 a.m. ET, tomorrow (Wednesday, November 4). Pacer will discuss both its third quarter financial results and its new arrangements with UP. Details for parties who would like to participate in the call are below.

Exh. 99.1 – page 3

CONFERENCE CALL INFORMATION - NOVEMBER 4, 2009, 8:00 a.m. ET

Conference call participation

Please call five minutes early

(800) 553-0326 (domestic) and (612) 332-0819 (international)

Ask for “Pacer International 3rd Quarter Earnings Call”

Webcast access

Simultaneous audio-only of the live conference call

Select the Investors link on the Company’s Web site at www.pacer.com.

For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from November 4 at 10:30 a.m. ET to December 4 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(domestic) or (320) 365-3844 (international), using access code 120963. During such period, the replay can also be accessed through the Investors link on the Company’s Web site at www.pacer.com.

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and logistics provider, through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale intermodal services to transportation intermediaries, and retail intermodal services directly to beneficial cargo owners. The logistics segment provides other logistics services to beneficial cargo owners through its truck brokerage, warehousing and distribution, international freight forwarding and supply-chain management services units. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted diluted earnings per share, adjusted net income and adjusted income from operations for the logistics and intermodal segments and on a consolidated basis. These non-GAAP measures which exclude the effect of the Company’s goodwill impairment write-off in the first quarter of 2009 are used by management and the Board of Directors in their analysis of the Company’s ongoing core operating performance. Management believes that these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS - This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; our ability to borrow amounts under our credit agreement due to borrowing base limitations and/or to comply with the financial ratio and other covenants in our credit

Exh. 99.1 – page 4

agreement; increases in interest rates; the loss of one or more of our major customers; the success of our operational consolidation and other cost reduction initiatives in improving our operating results and cash flows without affecting customer service levels; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in the terms of contracts with our underlying rail carriers that are less favorable to us relative to our current contracts as these expire; revenue losses and cost impacts associated with the new UP arrangements; the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; changes in fuel prices; our ability to successfully defend or resolve customer and vendor rate and volume adjustment claims against us; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in maintaining or enhancing our information technology systems including selecting, developing and implementing applications and solutions to update our diverse legacy systems; increases in our leverage; and terrorism and acts of war. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Company’s annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009 and the Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 6, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the Company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Joseph B. Doherty

EVP, Investor Relations and Treasurer

Pacer International

(925) 887-1582

joe.doherty@pacer.com

MEDIA CONTACT:

Bill Fahrenwald

James Street Associates

(708) 371-0110 X 1#

bfahrenwald@jamesstreetassoc.com

Exh. 99.1 – page 5

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

September 30, 2009

(Unaudited)
Assets

Current assets
Cash and cash equivalents	$3.2
Accounts receivable, net	169.0
Prepaid expenses and other	27.9
Deferred income taxes	18.4

Total current assets	218.5

Property and equipment
Property, plant & equipment at cost	106.0
Accumulated depreciation	(63.8)

Property and equipment, net	42.2

Other assets
Goodwill, net	—
Deferred income taxes	26.8
Other assets	17.1

Total other assets	43.9

Total assets	$304.6

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$0.3
Book overdraft	6.1
Accounts payable and accrued liabilities	155.2

Total current liabilities	161.6

Long-term liabilities
Long-term debt and capital leases	54.5
Other	1.3

Total long-term liabilities	55.8

Stockholders’ equity
Common stock	0.4
Paid In capital	301.3
Accumulated deficit	(214.3)
Accumulated other comprehensive loss	(0.2)

Total stockholders’ equity	87.2

Total liabilities and equity	$304.6

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	Nine Months 2009

Cash Flows from Operating Activities
Net loss	$(184.1)
Adjustments to net loss

Depreciation and amortization	5.2
Gain on sale of property, equipment and other assets	(2.2)
Deferred taxes	(47.5)
Goodwill impairment charge	200.4
Stock based compensation expense	1.9
Change in receivables	14.5
Change in other current assets	(0.7)
Change in current liabilities	(8.2)
Other	(0.1)

Net cash used for operating activities	(20.8)

Cash Flows from Investing Activities
Capital expenditures	(7.2)
Proceeds from software license amendment	22.5
Proceeds from sales of property, equipment and other assets	2.6

Net cash provided by investing activities	17.9

Cash Flows from Financing Activities
Net borrowings under line of credit agreement, net of debt issuance costs paid to lenders	8.0
Debt issuance costs paid to other third parties	(1.4)
Repurchase and retirement of common stock	(0.1)
Debt and capital lease obligation repayment	(0.2)
Dividends paid to shareholders	(5.2)

Net cash provided by financing activities	1.1

Effect of exchange rate changes on cash	-

Net change in cash and cash equivalents	(1.8)

Cash at beginning of period	5.0
Cash at end of period	$3.2

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Nine Months Ended September 30, 2009 and September 19, 2008

In millions, except share and per share amounts

	Nine Months 2009				Nine Months 2008 Results 4/	Adjusted Variance 2009 vs 2008
Item	GAAP Results	Adjustments		Adjusted Results			%
Income (loss) from operations - intermodal 5/	$(184.5)	$169.0	1/	$(15.5)	$96.8	$(112.3)	-116.0%
Income (loss) from operations - logistics	(36.3)	31.4	2/	(4.9)	(0.7)	(4.2)	600.0%
Income (loss) from operations - corporate	(13.4)	—		(13.4)	(20.8)	7.4	-35.6%

Income (loss) from operations - total	(234.2)	200.4		(33.8)	75.3	(109.1)	-144.9%
Interest expense	2.9	—		2.9	2.0	0.9	45.0%

Income (loss) before income taxes	(237.1)	200.4		(36.7)	73.3	(110.0)	-150.1%
Income tax (benefit)	(53.0)	39.2	3/	(13.8)	25.7	(39.5)	-153.7%

Net income (loss)	$(184.1)	$161.2		$(22.9)	$47.6	$(70.5)	-148.1%

Diluted earnings (loss) per share	$(5.30)	$4.64		$(0.66)	$1.36	$(2.02)	-148.7%

Weighted average shares outstanding	34,760,659	34,760,659		34,760,659	34,917,677	(157,018)	-0.4%

1/	Intermodal segment goodwill impairment charge.
2/	Logistics segment goodwill impairment charge.
3/	Actual tax impact of the goodwill impairment charge excluding the permanent difference.
4/	2008 amounts have been adjusted for the change in revenue recognition policy for the Stacktrain business unit to conform to the 2009 presentation.
5/	Beginning in the first quarter of 2009, the company’s Stacktrain business unit changed its revenue recognition method to a completed service basis from the percent of completed service basis used in prior periods. This change has been retrospectively applied to all prior period amounts. In addition, prior to 2009, the company’s fiscal year was the 52- or 53-week annual accounting period ending on the last Friday in December. Following the implementation of the SAP accounting modules during the 2009 first quarter, the company’s fiscal year was changed to end on December 31 of each year. Amounts for the transition period between December 27, 2008 and December 31, 2008 are included in the 2009 first quarter.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	3rd Quarter 2009				Year-to-Date
	Intermodal 1/	Logistics	Corp./Elim.	Consolidated	Intermodal 1/	Logistics	Corp./Elim.	Consolidated

	($ in millions)				($ in millions)

Revenues	$314.9	$104.4	$(0.6)	$418.7	$864.8	$290.7	$(1.5)	$1,154.0

Cost of purchased transportation	252.4	90.1	(0.6)	341.9	703.3	247.5	(1.5)	949.3
Direct operating expenses	31.1	-		31.1	94.1	-	-	94.1
Selling, general & admin. expenses	25.2	14.2	3.9	43.3	78.9	47.1	13.2	139.2
Goodwill impairment charge	-	-	-	-	169.0	31.4	-	200.4
Depreciation expense	1.3	0.3	0.1	1.7	4.0	1.0	0.2	5.2

Loss from operations	4.9	(0.2)	(4.0)	0.7	(184.5)	(36.3)	(13.4)	(234.2)

Interest expense/income				1.7				2.9

Loss before income taxes				(1.0)				(237.1)

Income tax benefit				(1.6)				(53.0)

Net income (loss)				$0.6				$(184.1)

Diluted Earnings (Loss) Per Share				$0.02				$(5.30)

1/ Beginning in the first quarter of 2009, the company’s Stacktrain business unit changed its revenue recognition method to a completed service basis from the percent of completed service basis used in prior periods. This change has been retrospectively applied to all prior period amounts. In addition, prior to 2009, the company’s fiscal year was the 52- or 53-week annual accounting period ending on the last Friday in December. Following the implementation of the SAP accounting modules during the 2009 first quarter, the company’s fiscal year was changed to end on December 31 of each year. Amounts for the transition period between December 27, 2008 and December 31, 2008 are included in the 2009 first quarter.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	3rd Quarter				Year-to-Date
	2009	2008 1/	Variance	%	2009	2008 1/	Variance	%
Segments

Revenues
Intermodal	$314.9	$431.9	$(117.0)	-27.1%	$864.8	$1,235.8	$(371.0)	-30.0%
Logistics	104.4	126.7	(22.3)	-17.6%	290.7	342.7	(52.0)	-15.2%
Cons. Entries	(0.6)	(0.8)	0.2	-25.0%	(1.5)	(1.3)	(0.2)	15.4%
Total	$418.7	$557.8	$(139.1)	-24.9%	$1,154.0	$1,577.2	$(423.2)	-26.8%

Income (loss) from Operations 2/
Intermodal	$4.9	$34.9	$(30.0)	-86.0%	$(184.5)	$96.8	$(281.3)	-290.6%
Logistics	(0.2)	1.7	(1.9)	-111.8%	(36.3)	(0.7)	(35.6)	5085.7%
Corporate	(4.0)	(7.3)	3.3	-45.2%	(13.4)	(20.8)	7.4	-35.6%
Total	$0.7	$29.3	$(28.6)	-97.6%	$(234.2)	$75.3	$(309.5)	-411.0%

Net Income (Loss) 2/	$0.6	$20.8	$(20.2)	-97.1%	$(184.1)	$47.6	$(231.7)	-486.8%
Diluted Earnings (Loss) per Share 2/	$0.02	$0.59	$(0.57)	-96.6%	$(5.30)	$1.36	$(6.66)	-489.7%

1/	2008 amounts have been adjusted for the change in revenue recognition policy for the Stacktrain business unit to conform with the 2009 presentation.
2/	Nine month 2009 amounts include an intermodal segment goodwill impairment charge of $169.0 million and a logistics segment goodwill impairment charge of $31.4 million, a total of $200.4 million, $161.2 million net of tax, or $4.64 per diluted share.